Manda Ghaferi Direct Line: (310) 433-5690 E-mail: Manda_Ghaferi@augustarfinancial.com AuguStar One Financial Way, Montgomery, Ohio 45242

VIA EDGAR & E-MAIL

May 15, 2026

U.S. Securities and Exchange Commission

Division of Investment Management

100 F. Street, NE

Washington, DC 20549

Dear Madam/Sir:

Referring to this Registration Statement on behalf of AuguStar Variable Account A (“Separate Account”) and the Registration Statement on Form N-4/A to be filed on May 15, 2026 (the “Registration Statements”) on behalf of the Separate Account and having examined and being familiar with the Articles of Incorporation and By-Laws of AuguStar Life Insurance Company (“ALIC”), the applicable resolutions relating to the Separate Account and other pertinent records and documents, I am of the opinion that:

1)	ALIC is a duly organized and existing stock life insurance company under the laws of the State of Ohio;
2)	The Separate Account is a duly organized and existing separate account of ALIC;
3)	Assets allocated to the Separate Account are owned by ALIC and ALIC is not a trustee with respect thereto. The annuity contracts provide that the portion of the assets of the Separate Account equal to the reserves and other annuity contract liabilities with respect to the Separate Account will not be chargeable with the liabilities arising out of any other business ALIC may conduct. ALIC reserves the right to transfer assets of the Separate Account in excess of such reserves and other liabilities to the general account of ALIC.
4)	The annuity contracts being registered by the Registration Statement will, upon sale thereof, be duly authorized and constitute validly issued and binding obligations of ALIC in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Manda Ghaferi

Name:	Manda Ghaferi
Title:	General Counsel, ALIC